Exhibit 4.2

[Face of Note]

CUSIP NO.	PRINCIPAL AMOUNT:
CLEARSTREAM COMMON CODE:
ISIN:
REGISTERED NO.

WELLS FARGO & COMPANY

FORM OF

MEDIUM-TERM FLOATING RATE NOTE, SERIES I

Due Nine Months or More From Date of Issue

☐	Check this box if this Security is a Global Security.

Applicable if this Security is a Global Security:

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

[If applicable, this Security will contain information required by U.S. Federal Income Tax “Original Issue Discount” rules, as that term is defined in the Internal Revenue Code of 1986, as amended.]

ORIGINAL ISSUE DATE:	ISSUE PRICE: %	STATED MATURITY DATE:

BASE RATE:	INITIAL INTEREST RATE:	INITIAL INTEREST PAYMENT DATE:

INTEREST PAYMENT DATES:	INTEREST DETERMINATION DATES:	CALCULATION DATES:

MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:	INTEREST RESET PERIOD:

INTEREST RESET DATES:	INITIAL INTEREST RESET DATE:	SPREAD MULTIPLIER:

SPREAD: + -	INDEX MATURITY:	REGULAR RECORD DATES:

DESIGNATED CMT MATURITY INDEX AND DESIGNATED REUTERS PAGE (Only applicable if the Base Rate is CMT):	INDEX CURRENCY (Only applicable if the Base Rate is LIBOR):

CALCULATION AGENT:	OPTIONAL REDEMPTION (at option of Company):	REDEMPTION PRICE: ☐ 100% ☐ Other

REDEMPTION DATE(S) (at option of Company):	SINKING FUND:	OPTION TO ELECT REPAYMENT:

REPAYMENT PRICE: ☐ 100% ☐ Other	OPTIONAL REPAYMENT DATE(S):	MINIMUM DENOMINATIONS: ☐ U.S. $1,000 ☐ Other

DEPOSITARY (Only applicable if this Security is a Global Security):	SPECIFIED CURRENCY:	OTHER/ADDITIONAL TERMS:

ADDENDUM ATTACHED:

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                         , or registered assigns, the principal sum of                                          (            ) on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to such date) and to pay interest, if any, on the Interest Payment Dates specified above, commencing with the Initial Interest

Payment Date specified above following the Original Issue Date specified above, and at Maturity, on the principal amount hereof, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above following the Original Issue Date specified above and thereafter at the rate per annum specified above, as determined by the Calculation Agent in accordance with the provisions on the reverse hereof under the heading “Determination of CD Rate”, “Determination of Commercial Paper Rate”, “Determination of EURIBOR”, “Determination of Federal Funds Rate”, “Determination of Federal Funds (Open) Rate”, “Determination of LIBOR”, “Determination of Prime Rate”, “Determination of Treasury Rate” or “Determination of CMT Rate,” as applicable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Interest payable upon Maturity will be paid to the Person to whom principal is payable. The Regular Record Date for an Interest Payment Date shall be the fifteenth calendar day, whether or not a Business Day, prior to such Interest Payment Date.

If an Interest Payment Date falls on a day that is not a Business Day, other than an Interest Payment Date that is also the date of Maturity, such Interest Payment Date will be postponed to the following day that is a Business Day, except that, if the Base Rate specified above is LIBOR or EURIBOR and such following Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. If the date of Maturity would fall on a day that is not a Business Day, the payment of principal and any premium and interest shall be made on the next Business Day, with the same force and effect as if made on the due date, and no additional interest shall accrue on the amount so payable for the period from and after such date of Maturity. For purposes of this Security, “Business Day” means a day other than a Saturday or Sunday (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in New York, New York or Minneapolis, Minnesota, (b) if this Security is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency or (c) if this Security is denominated in Australian dollars, in Sydney, Australia and (ii) if this Security is denominated in euro, that is also a TARGET Settlement Day. For purposes of this Security, “TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

Interest payments on this Security shall be the amount of interest accrued from and including the Original Issue Date specified above or from and including the last date to which interest has been paid, or provided for, as the case may be, to but excluding, the following Interest Payment Date or the date of Maturity. This period is referred to as an “Interest Period.” If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date specified above. The first payment of interest on a Security originally issued and dated between a Regular Record Date specified above and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Terms” apply to this Security as specified above, this Security shall be subject to the terms set forth in such Addendum or such “Other/Additional Terms.”

The principal (and premium, if any) and interest on this Security is payable by the Company in the Specified Currency specified above.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security, other than payments of interest at Maturity, will be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

The Company will pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security shall pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security will be borne by the Holder of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Its:

[SEAL]

Attest:
Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the

series designated therein referred to

in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,
as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM FLOATING RATE NOTE, SERIES G

Due Nine Months or More From Date of Issue

General

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series I, of the Company, which series is limited to an aggregate principal amount of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies minus the aggregate principal amount of the Company’s Subordinated Medium-Term Notes, Series J which may be issued from time to time. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

Interest Rate Reset

The interest rate in effect from the Original Issue Date to the Initial Interest Reset Date specified on the face hereof shall be the Initial Interest Rate specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof following the Original Issue Date specified on the face hereof, the interest rate on this Security will be reset daily, weekly, monthly, quarterly, semiannually or annually as specified on the face hereof under “Interest Reset Period.” Each such adjusted rate shall be applicable from and including the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until Maturity, as the case may be. On each Interest Reset Date, the rate of interest on this Security shall be the rate determined with respect to the Interest Determination Date next preceding such Interest Reset Date in accordance with the provisions of the applicable heading below and adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by the multiplication by the Spread Multiplier, if any, specified on the face hereof.

If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the following Business Day, except that if the Base Rate specified above is LIBOR or EURIBOR and if such following Business Day is in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

The amount of interest to be paid on this Security for each Interest Period will be calculated by multiplying the principal amount of this Security by an accrued interest factor. The “accrued interest factor” will be computed by adding the interest factors calculated for each day in the Interest Period. The “interest factor” for each day is computed by dividing the interest rate applicable to that day:

•

by 360, if the Base Rate is the CD Rate, the Commercial Paper Rate, EURIBOR, Federal Funds Rate, Federal Funds (Open) Rate, LIBOR, except for LIBOR Securities for which the Index Currency is pounds sterling, or Prime Rate;

•	by 365 (or 366 if the last day of the Interest Period falls in a leap year) if the Base Rate is LIBOR and the Index Currency is pounds sterling; or

•	by the actual number of days in the year, if the Base Rate is the Treasury Rate or the CMT Rate.

Unless otherwise specified on the face hereof, all percentages resulting from any calculation referred to herein shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001% and all U.S. dollar amounts used in or resulting from any of the above calculations will be rounded, if necessary, to the nearest cent, with one-half cent rounded upward. If the Japanese Yen is the Index Currency, all Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 round up to .01.

Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date.

The interest rate on this Security shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Security. The Calculation Agent’s determination of any interest rate shall be final and binding in the absence of manifest error. The Calculation Agent shall notify the Paying Agent of each determination of the interest applicable to this Security promptly after the determination is made.

A “Calculation Date”, where applicable, for any Interest Determination Date will be the earlier of:

•	the tenth calendar day after that Interest Determination Date or, if that day is not a Business Day, the next Business Day; or

•	the Business Day immediately preceding the applicable Interest Payment Date or date of Maturity.

Determination of CD Rate

If the Base Rate specified on the face hereof is the CD Rate, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall equal the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market).”

The following procedures will be followed if the CD Rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date set forth in the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication (the “H.15 Daily Update”) for the Interest Determination Date for certificates of deposit having the Index Maturity specified on the face hereof, under the caption “CDs (Secondary Market).”

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York, New York which may include the agents for the Securities of this series or their affiliates, selected by the Calculation Agent, after consultation with the Company, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time.

•

If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate for that Interest Determination Date will remain the CD Rate for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

Determination of Commercial Paper Rate

If the Base Rate specified on the face hereof is the Commercial Paper Rate, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall equal the Money Market Yield (as defined below), calculated as described below, of the rate on that date for U.S. dollar commercial paper having the Index Maturity specified on the face hereof, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial.”

•

If by 3:00 p.m., New York City time, on that Calculation Date the rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York, New York, which may include the agents for the Securities of this series or their affiliates, selected by the Calculation Agent, after consultation with the Company, for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•

If the dealers selected by the Calculation Agent are not quoting as set forth above, the Commercial Paper Rate for the Interest Determination Date will remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

“Money Market Yield” will be a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the Interest Period for which interest is being calculated.

Determination of EURIBOR

If the Base Rate specified on the face hereof is EURIBOR, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall equal the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Reuters 3000 Xtra Service (“Reuters”), or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service, which is referred to as “Reuters Page EURIBOR01,” as of 11:00 a.m., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

•

If the above rate does not appear on Reuters Page EURIBOR01 on an Interest Determinate Date at approximately 11:00 a.m., Brussels time, the Calculation Agent will request the principal Euro-Zone office of each of four major banks in the Euro-Zone interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date, to prime banks in the Euro-Zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of €1 million that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, then the Calculation Agent, after consultation with the Company, will select four major banks in the Euro-Zone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 a.m., Brussels time, on the applicable Interest Determination Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of €1 million.

•

If three quotations are not provided, EURIBOR for that Interest Determination Date will remain EURIBOR for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

“Euro-Zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Determination of Federal Funds Rate

If the Base Rate specified on the face hereof is the Federal Funds Rate, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall equal the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service (“Reuters Page FEDFUNDS1”).

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, or does not appear on Reuters Page FEDFUNDS1, the Federal Funds Rate will be the rate on that Interest Determination Date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

•

If the above rate is not yet published in either H.15(519) or H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on the Business Day following that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York, New York, which may include the agents for the Securities of this series or their affiliates, selected by the Calculation Agent, after consultation with the Company.

•

If fewer than three brokers selected by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate for that Interest Determination Date will remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

Determination of Federal Funds (Open) Rate

If the Base Rate specified on the face hereof is the Federal Funds (Open) Rate, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall equal the federal funds rate on that date set forth opposite the caption “Open” as displayed on Reuters, or any successor service, on page 5 or any other page as may replace the applicable page on that service (“Reuters Page 5”).

The following procedures will be followed if the Federal Funds (Open) Rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds (Open) Rate will be the rate on that Interest Determination Date displayed on FFPREBON Index Page on Bloomberg L.P. (“Bloomberg”), which is the Federal Funds Opening Rate reported by Prebon Yamane, or any successor service, on Bloomberg.

•

If the above rate is not displayed on the FFPREBON Index Page on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the Federal Funds (Open) Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York, New York, which may include the agents for the Securities of this series or their affiliates, selected by the Calculation Agent, after consultation with the Company.

•

If fewer than three brokers selected by the Calculation Agent are not quoting as set forth above, the Federal Funds (Open) Rate for that Interest Determination Date will be the Federal Funds (Open) Rate for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

Determination of LIBOR

If the Base Rate specified on the face hereof is LIBOR, the interest rate per annum shall be determined by the Calculation Agent for each Interest Determination Date specified on the face hereof as follows:

•

“LIBOR” means, for any Interest Determination Date, the arithmetic mean of the offered rates for deposits in the Index Currency having the index maturity specified on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, or, if pounds sterling is the index currency, commencing on that Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used.

•

If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation

Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following the Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or some other time specified on the face hereof, in the applicable principal financial center for the country of the Index Currency on that Interest Determination Date, by three major banks in that principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

•

If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Interest Determination Date will remain LIBOR for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

The “Index Currency” means the currency specified on the face hereof as the currency for which LIBOR will be calculated or, if the euro is substituted for that currency, the Index Currency will be the euro. If no currency is specified on the face hereof, the Index Currency will be U.S. dollars.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London Interbank rates for the applicable Index Currency.

“London Banking Day” means any day on which dealings in deposits in the Index Currency specified above are transacted in the London interbank market.

Determination of Prime Rate

If the Base Rate specified on the face hereof is the Prime Rate, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall equal the rate on that date as published in H.15(519) prior to 3:00 p.m., New York City time, on the related Calculation Date, under the heading “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on that Interest Determination Date as published in the H.15 Daily Update, or any other recognized electronic source used for the purposes of displaying the applicable rate, under the heading “Bank Prime Loan.”

•

If the rate is not published in either H.15(519) or the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that Interest Determination Date.

•

If fewer than four rates for that Interest Determination Date appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates quote or base lending rates furnished in New York City by three substitute major banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000), selected by the Calculation Agent after consultation with the Company.

•

If the banks selected by the Calculation Agent are not quoting as set forth above, the Prime Rate for that Interest Determination Date will remain the Prime Rate for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

“Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on the Reuters Monitory Money Rate Service or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate

If the Base Rate specified on the face hereof is the Treasury Rate, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof means:

•

the rate from the auction held on the applicable Interest Determination Date, referred to as the “auction,” of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the Index Maturity specified on the face hereof as that rate appears under the caption “INVESTMENT RATE” on the display on Reuters, or any successor service, on page USAUCTION 10 or any other page as may replace page USAUCTION 10 on that service, referred to as “Reuters Page USAUCTION 10,” or page USAUCTION 11 or any other page as may replace page USAUCTION 11 on that service, referred to as “Reuters Page USAUCTION 11”; or

•

if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the Calculation Date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

•

if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related Calculation Date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

•

if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary U.S. government securities dealers, which may include the agents for the Securities of this series or their affiliates, selected by the Calculation Agent after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

•

if the dealers selected by the Calculation Agent are not quoting as set forth above, the Treasury Rate for that Interest Determination Date will be the Treasury Rate for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the Interest Period for which interest is being calculated.

Determination of CMT Rate

If the Base Rate specified on the face hereof is the CMT Rate, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall equal the rate displayed on the Designated CMT Reuters Page, as defined below, under the caption “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index, as defined below, for:

(i) the rate on that Interest Determination Date, if the Designated CMT Reuters Page is FRBCMT, and

(ii) the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page is FEDCMT.

The following procedures will be used if the CMT Rate cannot be determined as described above:

•

If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the Treasury Constant Maturity Rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

•

If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the Treasury Constant Maturity Rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published in the relevant H.15(519).

•	If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent will determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary U.S. government securities dealers (each a “reference dealer”) in New York, New York, which may include the agents for the Securities of this series or their affiliates, selected by the Calculation Agent as described in the following sentence. The Calculation Agent will select five reference dealers, after consultation with the Company, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

•

If the Calculation Agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet point, the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three reference dealers in New York, New York, selected using the same method described in the immediately preceding bullet point, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•

If three or four, and not five, of the reference dealers are quoting as described above, the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

•

If fewer than three reference dealers selected by the Calculation Agent are quoting as described above, the CMT Rate for that Interest Determination Date will remain the CMT Rate for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

“Designated CMT Reuters Page” means the display on Reuters, or any successor service, on the page designated on the face hereof or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified on the face hereof, the Designated CMT Reuters Page will be FEDCMT, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified on the face hereof, for which the CMT Rate will be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index will be two years.

Events of Default

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance and Covenant Defeasance

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Redemption

If so provided on the face hereof, the Company may at its option redeem this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof) on or after the date or dates designated as the Redemption Date(s) on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed, together with accrued interest, if any, to the Redemption Date or, if a Redemption Price other than 100% of the principal amount to be redeemed is specified on the face hereof, the Redemption Price specified in the Addendum attached hereto. The Company may exercise such option by mailing a notice of such redemption to each Holder of the Securities of this series to be redeemed by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the applicable Redemption Date. In the event of redemption of this Security in part only, the Company shall issue a new Security or Securities for the unredeemed portion hereof in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities of this series with like tenor and terms are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of the Securities of this series held by a Holder equal to an authorized denomination. If this Security is a Global Security and if less than all of the Securities of this series are to be redeemed, the redemption shall be made in accordance with the Depositary’s customary procedures. Unless the Company defaults in the payment of the Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on this Security or portion hereof called for redemption.

Sinking Fund

Unless otherwise specified on the face hereof, this Security will not be entitled to any sinking fund.

Repayment

If so provided on the face hereof, this Security will be repayable prior to the Stated Maturity Date at the option of the Holder, in whole or in part and in increments of $1,000 (provided that any remaining principal amount of this Security surrendered for partial repayment shall not be less than the minimum authorized denomination hereof), on or after the date designated as an Optional Repayment Date on the face hereof at 100% of the principal amount to be repaid, plus accrued interest, if any, to the Repayment Date or, if a Repayment Price other than 100% of the principal amount to be repaid is specified on the face hereof, at the Repayment Price specified in the Addendum attached hereto. In order for this Security to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the Optional Repayment Date this Security with the form entitled “Option to Elect Repayment” on the reverse of this Security duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth: (a) the name of the Holder of this Security; (b) the principal amount of this Security; (c) the principal amount of this Security to be repaid; (d) the certificate number or a description of the tenor and terms of this Security; (e) a statement that the option to elect repayment is being exercised; and (f) a guarantee that this Security, together with the duly completed form entitled “Option to Elect Repayment,” will be received by the Paying Agent not later than the fifth Business Day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if this Security and form duly completed are received by the Paying Agent by the fifth Business Day after the date of that telegram, telex, facsimile transmission or letter.

Any repayment option exercised by the Holder of this Security shall be irrevocable. The repayment option may be exercised for less than the entire principal amount of this Security, but in that event the principal amount of this Security remaining outstanding after repayment must be equal to $1,000 or an integral multiple thereof. Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security. Unless the Company defaults in the payment of the Repayment Price, on and after the applicable Repayment Date interest will cease to accrue on this Security or portion hereof requested to be repaid.

Authorized Denominations

Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or integral multiples of $1,000 in excess thereof.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

If this Security is a Global Security (as specified above), this Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a qualified successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form or elects to terminate the book-entry system through the Depositary and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

If this Security is a Global Security (as specified above), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the Company deposits money or Eligible Instruments as provided in Articles 4 and 15 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

No Personal Recourse

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE

AT THE OPTION OF THE HOLDER AND THE HOLDER

ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt by the Company of the within Security, at the Repayment Price specified in the within Security, to the undersigned,                                         , at                                          (please print or typewrite name and address of the undersigned).

For this option to elect repayment to be effective, the Company must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, either (i) this Security with this “Option to Elect Repayment” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repaid, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repayment is being exercised, and (f) a guarantee stating that the Security to be repaid, together with this “Option to Elect Repayment” form duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, facsimile transmission or letter (and such Security and form duly completed are received by the Company by such fifth Business Day). The address of the Paying Agent is Wells Fargo Bank, N.A., 625 Marquette Avenue, Minneapolis, Minnesota 55479.

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid: $            .

If less than the entire principal amount of the within Security is to be repaid, specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the Holder for the portion of the within Securities not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): $            .

Date:

Notice: The signature to this Option to Elect Repayment must correspond with the name as written upon page 2 of the within Security in every particular without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                          attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.